Exhibit 10.2

Execution Copy

THE FIRST MARBLEHEAD CORPORATION

TERMINATION AGREEMENT

This Termination Agreement dated as of November 3, 2004 (the “Agreement”) is entered into by and among the undersigned holders (the “Holders”) of shares of common stock, $.01 par value per share (the “Common Stock”), of The First Marblehead Corporation, a Delaware corporation (the “Company”).

RECITALS

A.            The Company, the Holders and certain other shareholders of the Company are parties to the Shareholders Agreement dated as of December 21, 1995 (the “Shareholders Agreement”) setting forth various agreements with respect to the ownership and transfer of shares of Common Stock and other related matters.

B.            The Company completed an initial public offering of shares of Common Stock on November 5, 2003, making certain of the agreements in the Shareholders Agreement unnecessary, burdensome or inappropriate for stockholders of a public company.

C.            Except for affiliates of the Company, including the Holders, the parties to the Shareholders Agreement are eligible to sell their shares of Common Stock in reliance on Rule 144(k) or Rule 701 under the Securities Act of 1933, as amended (the “Securities Act”).

D.            Upon termination of the Shareholders Agreement, the Company has agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) providing the Holders with certain rights with respect to the registration of their shares of Common Stock under the Securities Act.

E.             The undersigned Holders constitute each Significant Holder (as defined in the Shareholders Agreement) and the Majority Shareholders (as defined in the Shareholders Agreement).

F.             The Holders deem it in their respective best interests to terminate the Shareholders Agreement and induce the Company to enter into the Registration Rights Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned do hereby agree and vote, pursuant to Section 13(a) of the Shareholders Agreement, to terminate such Shareholders Agreement in its entirety, effective as of the date set forth above.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

THE ALEXANDER 2003 INVESTMENT TRUST

By:	/s/ Michael Goldberg, Trustee
Michael Goldberg, Trustee

INTERLAKEN INVESTMENT PARTNERS, L.P.

By:	Interlaken Management Partners, L.P., its general partner

By:	Lake Management, Inc., its general partner

By:	/s/ William R. Berkley
William R. Berkley
President

THE ROXBURY MANAGEMENT COMPANY, LLC

By:	/s/ Stephen E. Anbinder
Stephen E. Anbinder, Manager

THE DANIEL M. MEYERS 2003 QUALIFIED ANNUITY TRUST

By:	/s/ Daniel Maxwell Meyers
Daniel Maxwell Meyers, Trustee

RALPH M. AND JANICE A. JAMES FAMILY IRREVOCABLE TRUST

By:	/s/ Catherine J. Paglia
Catherine J. Paglia, Trustee

/s/ Leslie L. Alexander
Leslie L. Alexander

/s/ Stephen E. Anbinder
Stephen E. Anbinder

/s/ William R. Berkley
William R. Berkley

/s/ Dort A. Cameron III
Dort A. Cameron III

/s/ Ralph M. James
Ralph M. James

/s/ Daniel Maxwell Meyers
Daniel Maxwell Meyers

/s/ John C. Niles
John C. Niles

ACKNOWLEDGED

THE FIRST MARBLEHEAD CORPORATION

By:	/s/ Donald R. Peck
Donald R. Peck
Executive Vice President and Chief Financial Officer

Dated:	November 12, 2004